UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2020

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CYCC	The Nasdaq Stock Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications of Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Amendment to Amended and Restated Certificate of Incorporation

On April 14, 2020, Cyclacel Pharmaceuticals, Inc. (the “Company”) filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a 1-for-20 reverse stock split of the Company’s shares of common stock. The reverse stock split, which was unanimously approved by the Company’s board of directors, was approved by the Company’s stockholders at a special meeting of stockholders held on October 28, 2019.

As a result of the reverse stock split, every twenty (20) shares of the Company’s pre-reverse split common stock will be combined and reclassified into one (1) share of common stock. Proportionate voting rights and other rights of common stock holders will not be affected by the reverse stock split. Stockholders who would otherwise hold a fractional share of common stock will receive payment in cash in lieu of any such resulting fractional shares of common stock as the post-reverse split amounts of common stock will be rounded down to the nearest full share. Such cash payment in lieu of a fractional share of common stock will be calculated by multiplying such fractional interest in one share of common stock by the closing trading price of the Company’s common stock on the trading day immediately preceding the effective date of the reverse stock split, and rounded to the nearest cent. No fractional shares will be issued in connection with the reverse stock split.

The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Stock Market LLC. The reverse stock split will be effective at 5:00 p.m., Eastern Time, on April 14, 2020, and the Company’s common stock will trade on The Nasdaq Stock Market LLC on a post-reverse split basis at the open of business on April 15, 2020. The Company’s post-reverse split common stock has a new CUSIP number (CUSIP No. 23254L603), but the par value and other terms of the common stock are not affected by the reverse stock split.

The Company’s transfer agent, American Stock Transfer & Trust Company, LLC, is acting as exchange agent for the reverse stock split.

On April 14, 2020, the Company issued a press release with respect to the reverse stock split, which is being filed as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the certificate of amendment to the amended and restated certificate of incorporation is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc., filed with the Secretary of State of the State of Delaware on April 14, 2020

99.1	Press Release Issued by Cyclacel Pharmaceuticals, Inc. on April 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclacel Pharmaceuticals, Inc.

Date: April 14, 2020	By:	/s/ Paul McBarron
		Name:	Paul McBarron
		Title:	Executive Vice President — Finance, Chief Financial Officer and Chief Operating Officer